                                                                    Exhibit 99.1
[LOGO] PerkinElmer(R)                                          PerkinElmer, Inc.
           precisely.                                          45 William Street
                                                    Wellesley, MA 02481-4078 USA
                                                             Phone: 781-431-4306
                                                               Fax: 781-431-4255
                                                             www.perkinelmer.com

FOR IMMEDIATE RELEASE
---------------------
28 January 2004

                      PERKINELMER ANNOUNCES Q4 2003 RESULTS

          o    STRONG Q4 03 EPS GROWTH; INCREASE OF $.20 FROM Q4 02
          o    SIGNIFICANT OPERATING MARGIN EXPANSION TO 12.5%
          o    OPERATING CASH FLOW OF $78M; UP $29M FROM Q4 02
          o    ISSUES 2004 GUIDANCE; GAAP EPS FORECAST UP 40%+

BOSTON - PerkinElmer, Inc. (NYSE: PKI), a global leader in health sciences and other advanced technology markets, today announced GAAP earnings per share of $.21 from continuing operations on revenue of $432.6 million for the fourth quarter ended December 28, 2003. The Company reported earnings per share from continuing operations excluding intangibles amortization of $.24, which exceeds by $.02 the Thomson First Call(TM) consensus earnings per share estimate of $.22 for the fourth quarter of 2003, which also excludes intangibles amortization. Amortization of intangibles for the fourth quarter of 2003 was $7.1 million, or $.03 per share.

Revenue from continuing operations in the fourth quarter of 2003 was $432.6 million, an increase of 6.0% from the fourth quarter of 2002, driven by revenue growth in all segments. Foreign exchange rate fluctuations increased revenue by 6.0% in the fourth quarter of 2003.

GAAP operating margin during the fourth quarter of 2003 increased significantly in all segments, resulting in an overall operating margin of 12.5% compared to 1.2% for the fourth quarter of 2002. Fourth quarter 2003 operating margin excluding intangibles amortization was 14.1% compared to 3.0% for the fourth quarter of 2002. The fourth quarter of 2002 operating profit included a restructuring charge of $26.5 million, approximately 6.5% of sales for the period, related to the integration of Life and Analytical Sciences. Improved gross margin and lower selling, general and administrative expenses (SG&A) drove the operating margin expansion in the fourth quarter of 2003 compared to the same period of 2002. SG&A expenses were down, reflecting the benefits from the Life and Analytical Sciences integration, and productivity initiatives across all businesses.

The Company generated operating cash flow of $77.9 million in the fourth quarter of 2003 and $167.5 million for the full year 2003, an increase of $28.9 million and $59.8 million, respectively, compared to the fourth quarter and full year 2002. The Company paid down $20 million of its long-term debt during the fourth quarter of 2003, and reduced long-term debt by $70 million during 2003. Free cash flow, defined as operating cash flow of $167.5 million less capital expenditures of $16.6 million, was $150.9 million for the full year 2003. Free cash flow for 2003 was more than double the free cash flow for 2002 on higher income and improved working capital efficiency. The 2003 operating cash flow of $167.5 million included a $16.0 million benefit due to increased sales of receivables under our accounts receivable securitization program.

"We were pleased to deliver fourth quarter financial results that are significantly improved from a year ago," said Gregory L. Summe, chairman and CEO of the Company. "Our priorities for 2003 were to improve our cost structure, launch a broad array of new products, and deliver strong cash flow. We feel terrific about our progress in all of these areas, especially the strong cash flow performance. Our 2003 operating cash flow was more than three times our GAAP net income," added Summe.

The fourth quarter 2002 GAAP earnings per share from continuing operations were $.01 on revenue of $409.6 million. The fourth quarter 2002 results included a restructuring charge of $26.5 million mentioned above, related to the integration of Life and Analytical Sciences.

Total net income for the fourth quarter of 2003 was $27.9 million, or $.22 per share, and was comprised of $.21 earnings per share from continuing operations and $.01 earnings per share from disposition of discontinued operations. The fourth quarter of 2002 resulted in a net loss of ($2.6) million, or ($.02) per share, comprised of $.01 earnings per share from continuing operations, a loss of ($.01) per share from discontinued operations, and a loss of ($.02) per share on disposition of discontinued operations.

Financial overview by reporting segment:

LIFE AND ANALYTICAL SCIENCES reported revenue of $290.4 million for the fourth quarter of 2003, up 6% from $273.6 million in the fourth quarter of 2002. Growth during the quarter was driven by Genetic Screening and Environmental and Chemical end markets. In addition, our OneSource (TM) service offering continued to gain momentum and experienced strong market penetration and customer acceptance. By product category, instruments revenue was up slightly, with stronger growth in reagents, consumables and service.

The segment's GAAP operating profit for the fourth quarter of 2003 was $41.1 million versus a loss of ($2.8) million for the same period of 2002. As a percentage of sales, operating profit for the fourth quarter was 14.2% compared to negative (1.0%) for the fourth quarter of 2002. Included in the segment's operating profit for the fourth quarter of 2002 was a restructuring charge of $26.5 million, related to the integration of Life and Analytical Sciences. This significant increase was achieved through cost reductions driven by the integration of Life and Analytical Sciences. The operating profit for the fourth quarter of 2003 and 2002 included intangibles amortization of $6.6 million and $5.9 million, respectively.

OPTOELECTRONICS reported revenue of $91.0 million for the fourth quarter of 2003, an increase of 4% from revenue of $87.3 million in the fourth quarter of 2002. Growth in digital imaging revenue during the quarter was partially offset by revenue declines in sensors and lighting compared to the fourth quarter of 2002.

The segment's GAAP operating profit was $11.6 million for the fourth quarter of 2003 versus an operating profit of $7.7 million for the comparable period of 2002. As a percentage of sales, operating profit for the fourth quarters of both 2003 and 2002 was 12.7% and 8.8%, respectively. The operating profit for the fourth quarter of 2003 and 2002 included intangibles amortization of $.3 million. Higher revenue and lower SG&A expenses year over year were the primary drivers of the increase in operating profit during the fourth quarter of 2003 compared to the same period of 2002.

FLUID SCIENCES reported revenue of $51.1 million for the fourth quarter of 2003, up 5% from the same period of 2002. Revenue growth in aerospace was offset by lower revenue in power generation, with sales to semiconductor end markets roughly flat compared to the fourth quarter of 2002, as orders during the fourth quarter suggest that demand in semiconductor end markets appears to be improving.

The segment's GAAP operating profit for the fourth quarter of 2003 was $6.8 million, versus $4.8 million in the fourth quarter of 2002. As a percentage of sales, operating profit for the fourth quarter of 2003 and 2002 was 13.3% and 9.8%, respectively. The operating profit for the fourth quarter of 2003 and 2002 included intangibles amortization of $.2 million and $.9 million, respectively.

2004 GUIDANCE

The Company projects 2004 GAAP EPS from continuing operations to be in the range of $.62 to $.67, including the negative impact of intangibles amortization of $.15 per share. This would represent an increase of 44% to 56% from the Company's 2003 GAAP EPS. The Company's 2004 EPS excluding intangibles amortization is forecasted to be in the range of $.77 to $.82 per share, which exceeds Thomson First Call (TM) consensus earnings estimate of $.76 per share, which also excludes intangibles amortization. For the first quarter of 2004, the Company projects EPS from continuing operations of between $.06 and $.10 per share on a GAAP basis, including the negative impact of intangibles amortization of $.04 per share. In Q1 2003, the Company's GAAP earnings per share from continuing operations were $.03 per share, including the negative impact of intangibles amortization of $.04 per share.

"Our revenue growth outlook for 2004 continues to be tempered. We expect the economy to continue in a slow expansion, with slightly higher growth in the cyclical recoveries of industrial and semiconductor," continued Summe. "However, we enter 2004 with a better cost position, a stronger balance sheet and improved operating processes. We believe this positions us to deliver significant earnings per share growth in 2004, while at the same time funding more growth initiatives. Our priorities for this year will be focused on improving our customers' experience, as well as driving productivity, cash flow and new product innovations."

The Company will discuss its fourth quarter results in a conference call on Thursday January 29, 2004 at 10:00 a.m. Eastern Time (ET). To listen to the call live, please tune into the webcast at the "Investor Corner" section of our website, www.perkinelmer.com. A playback of this conference call will be available beginning 1:00 p.m. ET, Thursday, January 29, 2004. The playback phone number is (719) 457-0820 and the code number is 602615.

USE OF NON-GAAP FINANCIAL MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures of earnings per share and operating margin, in each case excluding amortization of acquisition-related intangible assets. We exclude the amortization of acquisition-related intangibles in calculating these non-GAAP measures because such amortization is outside of our normal operations. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. PerkinElmer's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making.

This press release also contains a non-GAAP measure of free cash flow. We define free cash flow as our net cash provided by operating activities minus our capital expenditures. We use free cash flow, and ratios based on this measure, to conduct and evaluate our business and, specifically, to determine incentive compensation, to allocate resources to debt repayment and for cash investing and financing activities. Therefore, we believe that these measures may be similarly useful and informative to investors.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibits to this press release.

FACTORS AFFECTING FUTURE PERFORMANCE

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important risk factors that could cause actual results or events to differ materially from those indicated by these forward-looking statements, including risks related to cyclical downturns affecting several of the industries into which we sell our products, our failure to introduce new products in a timely manner, the impact of our debt on our cash flow and investment opportunities, our ability to comply with financial covenants contained in our credit agreements and debt instruments, risks related to our international operations, our ability to adjust our operations to address unexpected changes, our ability to execute acquisitions and license technologies and successfully integrate acquired businesses and licensed technologies into our existing business, the loss of any of our licenses that may require us to stop selling products or lose competitive advantage, competition, regulatory changes, our failure to obtain and enforce intellectual property protection, our defense of third party claims of patent infringement and our ability to realize the full value of our intangible assets, as well as other factors which we describe under the caption "Forward-Looking Information and Factors Affecting Future Performance" in our most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

PerkinElmer, Inc. is a global technology leader focused in the following businesses - Life and Analytical Sciences, Optoelectronics and Fluid Sciences. Combining operational excellence and technology expertise with an intimate understanding of our customers' needs, PerkinElmer provides products and services in health sciences and other advanced technology markets that require innovation, precision and reliability. The Company serves customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

                                      # # #


For further information:

Investor Contact:

Dan Sutherby
PerkinElmer, Inc.
(781) 431-4306

                       PERKINELMER, INC. AND SUBSIDIARIES
                                INCOME STATEMENTS

                                                              THREE MONTHS ENDED                            YEAR ENDED
                                                         -----------------------------            --------------------------------
 (In thousands except share and per share data)          28-Dec-03           29-Dec-02            28-Dec-03              29-Dec-02
                                                         ---------           ---------            ---------              ---------

 SALES                                                   $ 432,564           $ 409,581           $ 1,535,222           $ 1,504,981

 Cost of Sales                                             247,904             241,083               906,269               904,100
 Research and Development Expenses                          20,308              21,536                83,145                86,451
 Selling, General and Administrative Expenses              104,362             108,320               386,404               431,304
 Restructuring (Reversals) Charges, net                       (545)             26,474                (3,539)               35,698
 Gains on Dispositions, net                                   (617)                 --                (2,674)               (5,216)
 Amortization of Intangible Assets                           7,089               7,057                28,346                28,326
                                                         ---------           ---------           -----------           -----------

 OPERATING INCOME FROM CONTINUING OPERATIONS                54,063               5,111               137,271                24,318

 Extinguishment of Debt                                        951               1,598                 1,953                   353
 Loss on Investments, Net                                    1,141                  --                 2,391                 1,987
 Interest Income                                              (298)             (1,026)               (2,488)               (3,161)
 Interest Expense                                           11,823               9,185                52,586                32,096
 Other Expense (Income), Net                                   976              (3,671)                1,945                 1,593
                                                         ---------           ---------           -----------           -----------

 Income (Loss) From Continuing Operations
   Before Income Taxes                                      39,470                (975)               80,884                (8,550)

 Provision (Benefit) for Income Taxes                       12,618              (1,673)               25,871                (4,415)
                                                         ---------           ---------           -----------           -----------

 NET INCOME (LOSS) FROM CONTINUING OPERATIONS               26,852                 698                55,013                (4,135)

 Loss From Discontinued Operations, Net of
   Income Tax                                                   --                (832)               (1,597)              (16,543)
 Gain (Loss) on Disposition of Discontinued
   Operations, Net of Income Tax                             1,078              (2,494)                 (457)              (13,460)
                                                         ---------           ---------           -----------           -----------

 NET INCOME (LOSS) BEFORE EFFECT OF ACCOUNTING
   CHANGE                                                   27,930              (2,628)               52,959               (34,138)

 Effect of Accounting Change, Net of Income Tax                 --                  --                    --              (117,800)
                                                         ---------           ---------           -----------           -----------

 NET INCOME (LOSS)                                       $  27,930           $  (2,628)          $    52,959           $  (151,938)
                                                         =========           =========           ===========           ===========

 Diluted Earnings (Loss) Per Share:

 CONTINUING OPERATIONS                                   $    0.21           $    0.01           $      0.43           $     (0.03)

 Loss From Discontinued Operations, Net of
   Income Tax                                                   --               (0.01)                (0.01)                (0.13)
 Gain (Loss) on Disposition of Discontinued
   Operations, Net of Income Tax                              0.01               (0.02)                   --                 (0.11)
                                                         ---------           ---------           -----------           -----------
 NET INCOME (LOSS) BEFORE EFFECT OF ACCOUNTING
   CHANGE                                                     0.22               (0.02)                 0.41                 (0.27)

 Effect of Accounting Change, Net of Income Tax                 --                  --                    --                 (0.94)
                                                         ---------           ---------           -----------           -----------

 NET INCOME (LOSS)                                       $    0.22           $   (0.02)          $      0.41           $     (1.21)
                                                         =========           =========           ===========           ===========

Weighted Average Diluted Shares of Common Stock
   Outstanding                                             128,261             126,269               127,741               125,439


                        PREPARED IN ACCORDANCE WITH GAAP


ADDITIONAL SUPPLEMENTAL INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP
  MEASURES
(per share, continuing operations)

GAAP Diluted EPS from Continuing Operations                  $0.21               $0.01                 $0.43                $(0.03)
Amortization of Intangible Assets, Net of
  Income Tax                                                  0.03                0.03                  0.15                  0.15
                                                             -----               -----                 -----                 -----
EPS excluding Amortization of Intangible Assets              $0.24               $0.03                 $0.58                 $0.12
                                                             =====               =====                 =====                 =====

Thomson First Call(TM) EPS                                   $0.22                                     $0.55
                                                             =====                                     =====

                    PerkinElmer, Inc. and Subsidiaries
                   Consolidated Statements of Cash Flows

                                                                             THREE MONTHS ENDED                 YEAR ENDED
                                                                       ----------------------------    ----------------------------
                                                                       DECEMBER 28,    DECEMBER 29,    DECEMBER 28,    DECEMBER 29,
                                                                           2003            2002            2003            2002
                                                                        ----------      ----------      ----------      ----------
                                                                                              (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss)                                                     $   27,930      $   (2,628)     $   52,959      $ (151,938)
  Add loss from discontinued operations, net of income taxes                    --             832           1,597          16,543
  Add net (gain) loss on disposition of discontinued operations             (1,078)          2,494             457          13,460
  Less effect of accounting change, net of income taxes                         --              --              --         117,800
                                                                        ----------      ----------      ----------      ----------
  Net income (loss) from continuing operations                              26,852             698          55,013          (4,135)
                                                                        ----------      ----------      ----------      ----------
Adjustments to reconcile net income (loss) from continuing
    operations to net cash provided by continuing operations:
    Restructuring (reversals) charges, net of expense                         (545)         26,474          (3,539)         35,698
    Stock based compensation                                                 2,939           2,182           8,880           8,813
    Amortization of debt discount and issuance costs                         1,386           2,367           9,631          19,531
    Depreciation and amortization                                           22,136          20,731          80,150          76,580
    Losses (Gains) on dispositions and sales of investments, net               524           2,106            (283)         (3,229)
Changes in operating assets and liabilities:
       Accounts receivable                                                 (13,293)         (3,544)         43,359          35,278
       Inventories                                                          13,783          17,905          28,163          48,231
       Accounts payable                                                      9,522           3,286             725          13,846
       Accrued restructuring costs                                          (5,383)         (1,250)        (21,675)        (30,106)
       Accrued expenses and other                                           16,757         (21,710)        (40,011)        (86,058)
                                                                        ----------      ----------      ----------      ----------
NET CASH PROVIDED BY CONTINUING OPERATIONS                                  74,678          49,245         160,413         114,449
                                                                        ----------      ----------      ----------      ----------
Net Cash Provided by (Used in) Discontinued Operations                       3,225            (250)          7,062          (6,745)
                                                                        ----------      ----------      ----------      ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                   77,903          48,995         167,475         107,704
                                                                        ----------      ----------      ----------      ----------

INVESTING ACTIVITIES:
  Cash held in escrow                                                           --        (186,483)        187,477        (186,483)
  Settlement of Freemont lease obligation                                       --         (30,000)             --         (30,000)
  Capital expenditures                                                      (5,394)         (6,068)        (16,588)        (37,819)
  Proceeds from disposition of businesses, PP&E, net                         2,068           1,440           5,363          29,782
  Settlement of the disposition of business, net                              (113)         (1,300)           (959)         96,194
  Proceeds (cost) related to acquisitions, net of cash acquired                 --          16,697             534         (22,511)
                                                                        ----------      ----------      ----------      ----------
NET CASH (USED IN) PROVIDED BY CONTINUING OPERATIONS                        (3,439)       (205,714)        175,827        (150,837)
                                                                        ----------      ----------      ----------      ----------
Net Cash Provided by (Used in) Discontinued Operations                          --              --           1,400          (5,200)
                                                                        ----------      ----------      ----------      ----------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES                         (3,439)       (205,714)        177,227        (156,037)
                                                                        ----------      ----------      ----------      ----------

FINANCING ACTIVITIES:
  Payment of debt issuance costs                                            (2,660)        (15,841)         (4,385)        (15,841)
  Prepayment of short-term debt                                                 --              --              --        (123,683)
  Prepayment of 2005 Notes                                                      --        (110,288)             --        (110,288)
  Prepayment of Zero Coupon Convertible Notes                                   --        (219,882)       (189,901)       (304,322)
  Proceeds from sale of Senior Subordinated Notes                               --         297,500              --         297,500
  Prepayment of term loan debt                                             (20,000)             --         (70,000)             --
  Term Loan Proceeds                                                            --         315,000              --         315,000
  Decrease in other credit facilities                                         (536)        (70,742)         (2,273)         (5,540)
  Purchases of common stock                                                     --          (4,289)             --          (5,925)
  Proceeds from issuance of common stock for employee benefit plans          1,262           2,797           3,617          12,851
  Cash Dividends                                                            (8,878)         (8,843)        (35,409)        (35,279)
                                                                        ----------      ----------      ----------      ----------

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                        (30,812)        185,412        (298,351)         24,473
                                                                        ----------      ----------      ----------      ----------

Effect of Exchange Rate Changes on Cash and Cash Equivalents                 6,531           4,373          14,533          16,225
                                                                        ----------      ----------      ----------      ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        50,183          33,066          60,884          (7,635)
Cash and Cash Equivalents at Beginning of Period                           141,316          97,549         130,615         138,250
                                                                        ----------      ----------      ----------      ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                              $  191,499      $  130,615      $  191,499      $  130,615
                                                                        ==========      ==========      ==========      ==========


                        PREPARED IN ACCORDANCE WITH GAAP

                       PERKINELMER, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                             DECEMBER 28, 2003           DECEMBER 29, 2002
                                                             -----------------           -----------------
                                                                            (In thousands)
Current assets:
  Cash and cash equivalents                                     $   191,499                 $   130,615
  Restricted cash (note 1)                                               --                     186,483
  Accounts receivable                                               288,556                     304,647
  Inventories                                                       190,946                     205,455
  Other current assets                                              138,791                     152,137
  Current assets of discontinued operations                              --                       8,677
                                                                -----------                 -----------
    Total current assets                                            809,792                     988,014

Property, plant and equipment:
  At cost                                                           623,164                     590,696
  Accumulated depreciation                                         (355,008)                   (294,026)
                                                                -----------                 -----------
Net property, plant and equipment                                   268,156                     296,670
Investments                                                          10,874                      14,298
Intangible assets                                                   424,811                     453,091
Goodwill, net                                                     1,034,911                     989,527
Other assets                                                         99,264                      80,122
Long-term assets of discontinued operations                              --                       3,760
                                                                -----------                 -----------
    Total assets                                                $ 2,647,808                 $ 2,825,482
                                                                ===========                 ===========

Current liabilities:
  Short-term debt                                               $     5,167                 $     5,008
  Convertible debt (note 1)                                              --                     186,483
  Accounts payable                                                  154,661                     146,290
  Accrued restructuring costs                                         8,055                      33,397
  Accrued expenses                                                  279,281                     312,894
                                                                -----------                 -----------

    Total current liabilities                                       447,739                     683,949

Long-term debt                                                      544,307                     614,053
Long-term liabilities                                               307,287                     275,013
                                                                -----------                 -----------
    Total liabilities                                             1,298,758                   1,573,138

Commitments and contingencies

    Total stockholders' equity                                    1,349,050                   1,252,344
                                                                -----------                 -----------
    Total liabilities and stockholders' equity                  $ 2,647,808                 $ 2,825,482
                                                                ===========                 ===========





Note 1: Convertible debt was called and was repaid with restricted cash on August 7, 2003.

                        PREPARED IN ACCORDANCE WITH GAAP

                       PERKINELMER, INC. AND SUBSIDIARIES
                        SALES AND OPERATING PROFIT (LOSS)

                                                               THREE MONTHS ENDED                    YEAR ENDED
                                                          ----------------------------      ----------------------------
(In thousands)                                              DECEMBER         DECEMBER         DECEMBER         DECEMBER
                                                            28, 2003         29, 2002         28, 2003         29, 2002
                                                          -----------      -----------      -----------      -----------
LIFE AND ANALYTICAL SCIENCES    Sales                     $   290,394      $   273,638      $ 1,003,711          991,712
                                OP$ reported                   41,134           (2,833)          94,745           27,431
                                OP% reported                     14.2%           -1.0%              9.4%             2.8%
                                Amortization expense            6,557            5,850           26,018           25,489
                                OP$ excl. amortization         47,691            3,017          120,763           52,920
                                OP% excl. amortization           16.4%             1.1%            12.0%             5.3%

OPTOELECTRONICS                 Sales                          91,034           87,312          351,841          323,784
                                OP$ reported                   11,554            7,656           42,208           (3,998)
                                OP% reported                     12.7%             8.8%            12.0%           -1.2%
                                Amortization expense              312              312            1,248            1,342
                                OP$ excl. amortization         11,866            7,968           43,456           (2,656)
                                OP% excl. amortization           13.0%             9.1%            12.4%           -0.8%

FLUID SCIENCES                  Sales                          51,136           48,631          179,670          189,485
                                OP$ reported                    6,796            4,761           17,922           17,476
                                OP% reported                     13.3%             9.8%            10.0%             9.2%
                                Amortization expense              220              895            1,080            1,495
                                OP$ excl. amortization          7,016            5,656           19,002           18,971
                                OP% excl. amortization           13.7%            11.6%            10.6%            10.0%

OTHER                           OP$ reported                   (5,421)          (4,473)         (17,604)         (16,591)


CONTINUING OPERATIONS           Sales                     $   432,564      $   409,581      $ 1,535,222      $ 1,504,981
                                                          ===========      ===========      ===========      ===========
                                OP$ reported              $    54,063      $     5,111      $   137,271      $    24,318
                                                          ===========      ===========      ===========      ===========
                                OP% reported                     12.5%             1.2%             8.9%             1.6%
                                Amortization expense      $     7,089      $     7,057      $    28,346      $    28,326
                                                          ===========      ===========      ===========      ===========
                                OP$ excl. amortization    $    61,152      $    12,168      $   165,617      $    52,644
                                                          ===========      ===========      ===========      ===========
                                OP% excl. amortization           14.1%             3.0%            10.8%             3.5%


      SALES AND REPORTING OPERATING PROFIT PREPARED IN ACCORDANCE WITH GAAP